Exhibit 10.16

1.	RMB Loan Contract

RMB Loan Contract

Borrower:	NeoPhotonics (China) Co. Ltd. (hereinafter referred to as Party A)

Residence:	NeoPhotonics Building, 12th South Keji Road, High-Tech Industry Park, Nanshan, Shenzhen

Postal code:	518057

Telephone:	0755-26748267

Fax:	0755-26748363

Legal representative:	Tim Jenks

Bank of account opening and account no: CITIC Bank Shenzhen Houhai Branch 7442610182400001273

Lender:	CITIC Bank Ltd., Shenzhen Branch (hereinafter referred to as Party B)

Residence:	Ground Floor, CITIC Building, CITIC City Plaza, 1093 Shennan Zhong Road, Shenzhen

Postal code:	518031

Telephone:	0755-25942036

Fax:

Legal representative / person in charge: Yan Ning

Place of contract signing:	Shenzhen

Date of contract signing:	23 November 2009

Pursuant to the relevant laws, regulations and rules of the Contract Law of the People’s Republic of China and the General Provisions on Lending, Party A and Party B hereby unanimously agree to enter into this agreement on an equitable basis after negotiation.

Article 1    Type of Loan

1.1    Party B agrees to provide type (1) of loan below:

(1)    Short term loans    (2) Medium term loans    (3) Long term loans

Article 2    Loan Amount (principal, same for below) and Loan Period

2.1    The Amount of the Loan under this Contract is RMB (in words): forty-five million yuan only (in figures): RMB ¥ 45,000,000.00.

2.2    The Period of the Loan under this Contract is (in words): One (year), from 23 November 2009 to 23 November 2010.

2.3    The actual Period of the Loan, actual Date of Drawdown, and Amount of the Loan shall be based on the period, date and amount recorded in the documentary proof of the Loan, and the documentary proof of the Loan shall be an integral part of this Contract and shall have the same legal force as that of this Contract.

Article 3    Purpose of the Loan

3.1    The Loan under this Contract shall be applied to production and operation working capital. Party A shall not change the purpose of the Loan without Party B’s written consent. Party B shall not bear any liability for any consequences resulting from Party A’s changing the purpose of the Loan without Party B’s written consent or the former’s illegal use of the Loan violating the General Provisions on Lending or the stipulations of other laws and regulations.

Article 4    Loan Interest Rate and Interest

4.1    The interest rate of the Loan shall be determined by method (1) below:

(1) It shall be     /     % (% or BPs)         /         (above/below) the Benchmark lending rate of the same maturity and same class of the People’s Bank of China on the actual Date of Drawdown of the Loan, which means the interest rate of the Loan of this Contract is 5.31%.

(2) It shall be     /     % (% or BPs)         /         (above/below) the Benchmark lending rate of the same maturity and same class of the People’s Bank of China on the Date of the Loan, which means the interest rate of the Loan of this Contract is     /    %.

4.2 Method (1) below shall be used to determine the interest rate adjustment method for the Loan.

(1)	Fixed rate: the interest rate shall remain the same during the Period of the Loan.

(2)	Floating rate: It shall be adjusted by method / below. The post-adjustment interest rate of the Loan shall be determined after the upward or downward movement of the applicable benchmark interest rate of the same maturity and same class of the People’s Bank of China on the interest rate adjustment date according to the stipulations of Clause 4.1 of this Contract.

(i)

Starting from the actual Date of Drawdown, the interest rate shall be adjusted every (in words)     /     (1 / 3 / 6 / 12)months. The Interest Rate Adjustment Date shall be the corresponding day of the actual Date of Drawdown in the month of adjustment. If there is no corresponding day of the actual Date of Drawdown in the month of adjustment, then the last day in the month of adjustment shall be the Interest Rate Adjustment Date.

(ii)

Starting from the actual Date of Drawdown, the first Interest Rate Adjustment Date shall be determined as         /         (YY/MM/DD), and the interest rate shall be adjusted every (in words)     /     (1 / 3 / 6 / 12) months. The Interest Rate Adjustment Date shall be the corresponding day of the first Interest Rate Adjustment Date in the month of adjustment. If there is no corresponding day of the first Interest Rate Adjustment Date in the month of adjustment, then the last day in the month of adjustment shall be the Interest Rate Adjustment Date.

(iii)	Starting from the actual Date of Drawdown, the adjustment date of the benchmark interest rate of the People’s Bank of China shall be the adjustment date of interest rate of this Contract.

4.3    Interest shall be accured from the actual Date of Drawdown; the interest calculation formula is: Interest = Actual Loan Amount x Actual Number of Days in the Interest Chargeable Period x Annual Interest Rate / 360 days.

4.4    For those loans the principal and interest of which are not repaid together in one payment, the first interest settlement date shall be 20 December 2009. The interest settlement method shall be Method (1) below:

(1) To be settled every month, the Interest Settlement Date shall be the 20th day of each month;

(2) To be settled every quarter, the Interest Settlement Date shall be the 20th day of the last month of each quarter;

4.5    Before each Interest Settlement Date, Party A shall have sufficient funds in the account that it has opened with Party B so that Party B can deduct and collect interest from that account as scheduled; if Party A has opted for another method to pay interest to Party B, it shall ensure that the interest will be deposited to Party B’s account as scheduled. If the Interest Settlement Date is not a bank business day, it must be remitted into Party B’s account at least one bank business day in advance. If Party B has not received the relevant interest in full on the Interest Settlement Date, Party A shall be deemed as not having paid interest as scheduled.

4.6    When the Loan is due, the unpaid interest shall be repaid together with the principal. If the due date of the Loan falls on a statutory holiday or public holiday, the Loan shall be repaid on the last bank business day before the statutory holiday or public holiday, and interest shall be calculated and collected at the interest rate of this Contract, but the interest accured at the interest rate as stipulated in this

Contract during the due date and the payment date shall be deducted; if the Loan is repaid on the first bank business day after the statutory holiday or public holiday, additional interest accured at the interest rate as stipulated in this Contract during the due date and the payment date shall be collected; if the Loan is not repaid on the first bank business day after the statutory holiday or public holiday, interest shall be calculated and collected on the past due loan from that date onwards.

Article 5    Drawdown

5.1    Party A shall make drawdown as per the following schedule; the planned Date of Drawdown must be a bank business day:

Serial no.	Date of Drawdown	Amount of Drawdown
1	2009.11	45,000,000.00 yuan
	/
	/
	/
	/

5.2    If Party A or the guarantor cannot perform all statutory obligations or those stipulated in this Contract, including but not limited to the situations where Party A has not yet provided complete loan materials within Party B’s required deadline, or the guarantor has not completed the guarantee registration procedures, Party A agrees that Party B is entitled to change the above drawdown plan. In the event that there is a change in the Period of the Loan caused by any changes in the drawdown plan, this shall be handled according to Clause 2.3 of this Contract.

5.3    Unless otherwise stipulated by this Contract, Party A shall make drawdown according to the drawdown schedule stipulated in this Contract; Party A shall not change the drawdown plan without Party B’s written consent. If Party A wants to change the Date of Drawdown and / or the Amount of Drawdown, it shall give prior written notice to Party B     /     bank business days before the Date of Drawdown stipulated in this Contract. Party B agrees to give          (translator’s note: BLANK MISSING IN ORIGINAL) bank business day(s) of drawdown grace period; if that drawdown is not made by the end of the grace period, Party A shall be deemed as having cancelled that particular loan by itself, and Party A shall not make drawdown on that particular loan any more, and shall undertake the default liabilities stipulated in Clause 12.2 of this Contract.

5.4    If there are changes in the amount of the loan actually granted by Party B as a result of Party A’s cancellation of the loan by itself, the documentary proof of the Loan actually generated under this Contract shall be used for calculating the principal of the Loan under this Contract.

5.5    Party A shall submit an irrevocable Drawdown Notice or documentary proof of the Loan or other withdrawal notice to Party B three bank business days before each intended Date of Drawdown in accordance with the drawdown schedule in the above Clause 5.1, or a revised drawdown schedule with Party B’s written consent. After review and granting approval, Party B shall grant the loan based on this, and this will be used as the proof of debt for this particular loan. In the event that Party A fails to submit a Drawdown Notice or request a drawdown grace period within the above deadline, this shall be handled in accordance with the stipulations of Clause 5.3 of this Article.

Article 6    Repayment Method

6.1    Method (1) below shall be used to repay the Loan under this Contract:

(1) Regular interest payments and repayment of principal on the due date;

(2) Repayment of principal plus interest in one lump sum;

(3) Other methods:                                /

6.2    Party A shall repay the principal according to the schedule below:

Serial no.	Date of Repayment	Amount Repaid
1	2010.11.23	45,000,000.00 yuan
	[N/A]
	[N/A]
	[N/A]
	[N/A]

6.3    As for the principal and interest of the Loan that Party A must repay, it shall remit a sum no less than the amount of the principal plus interest into the account opened with Party B (Account No: 7442610182400001273) before the Date of Repayment, and it hereby authorizes Party B to deduct and collect the principal and interest of the Loan automatically from that account.

6.4    If Party A wants to make early repayment of the Loan, it shall submit an irrevocable early repayment schedule in writing to Party B thirty days before the intended Date of Early Repayment, and obtain Party B’s written consent.

Article 7    Loan Rollover

7.1    If Party A cannot repay the Loan under this Contract as scheduled and need to arrange for a loan rollover, it must submit a written application to Party B 30 bank business days before the due date, and enter into a loan rollover agreement after Party B’s review and approval. If Party B does not agree to rollover the loan, Party A shall repay the Loan as scheduled, otherwise, Party B shall handle that particular loan as a past due loan.

Article 8    Loan Guarantee

8.1    Guarantee method     /     below shall be used for the Loan under this Contract:

(1) Secured by mortgage

(2) Secured by pledging of assets

(3) Secured by guarantee

(4) Other guarantee method:                                 /

Guarantee agreements under the following numbers for the above-mentioned guarantee shall be entered into between Party B and the guarantor with respect to the specific guarantee matters of this Contract:

(1)                  /                     (3)                  /

(2)                  /                     (4)                  /

Article 9    Declarations and Warranties by Party A

9.1    Party A is a Chinese legal person or other organization legally incorporated pursuant to the laws of the People’s Republic of China, it has the civil right and capacity to act required to sign and execute contracts; it can undertake civil liabilities independently; Party A has also already obtained all the necessary and legal internal and external approvals and authorizations for signing this Contract.

9.2    All of the documents, reports and statements with respect to the Loan provided by Party A pursuant to the law and upon Party B’s request are valid, legal, true, accurate and complete.

Article 10    Rights and Obligations of Party A

10.1    Party A is entitled to obtain and use the Loan in accordance with the stipulated deadlines and purpose in this Contract.

10.2    Party A shall repay the principal and interest of the Loan in accordance with the stipulations of this Contract.

10.3    Party A shall provide statements and other documents truly reflecting its operations and financial conditions on a regular basis or upon Party B’s request.

10.4    During the Period of the Loan, if there is any substantial changes in Party A’s business strategies, including but not limited to transfer of shares, reorganization, merging and splitting, shareholding reform, joint venture, partnership, joint operation, leasing, and changes in business scope or registered capital, which may affect the interests of Party B, it must give at least thirty days’ prior written notice to Party B, and it must establish the liability repayment responsibilities under this Contract or discharge the liabilities in advance with Party B’s consent, or provide a guarantee that is endorsed by Party B.

10.5    Party A shall cooperate proactively with Party B’s investigations to understand and monitor Party A’s operating conditions and its use of the Loan. Any expenses incurred by Party B due to Party A’s interference shall be borne by Party A.

10.6    Party A shall not use any method to transfer or make de facto transfer the responsibilities of the liabilities under this Contract without Party B’s prior written consent.

10.7    If Party A disposes of the entire or a substantial part of its substantial assets or business revenue by means of transfer, subletting, or creating a guarantee for its liabilities other than those under this Contract, it must give at least thirty days’ prior written notice to Party B, and obtain Party B’s prior written consent.

10.8    In the case of events with an unfavourable impact on the performance of the liabilities of this Contract, including but not limited to litigation, arbitration, criminal prosecution, administrative punishment, stoppage of operation, suspension of business, dissolution, bankruptcy being declared, business licence being cancelled, being revoked, or deterioration of financial conditions, Party A shall notify Party B in writing within three days from the date the above events occur or may occur.

10.9    If the guarantor experiences events including but not limited to stoppage of operation, suspension of business, bankruptcy being declared, dissolution, business licence being cancelled, being revoked, and operational losses, partial or total loss of guarantee ability corresponding to this Contract, or there is a reduction in value of the security, pledged assets, pledging rights secured for the Loan under this Contract, Party A shall provide new guarantees with the endorsement of Party B.

10.10    During the Period of the Loan, if Party A has changes in the name of the legal person, legal representative, person in charge for projects, residence, telephone, or fax, it shall notify Party B within seven days after the changes have taken place.

Article 11    Rights and Obligations of Party B

11.1    Party B is entitled to carry out inspections and to gain understanding of Party A’s operation conditions and usage of the Loan.

11.2    If the proceeds from Party B’s disposal of the security and pledged assets are insufficient to repay all of the liabilities within the scope of the guarantee of this Contract, Party B is entitled to claim the shortfall from Party A in accordance with the law.

11.3    Party B shall grant loans in full to Party A as scheduled subject to Party A’s performance of the obligations stipulated in this Contract and satisfying Party B’s conditions for the granting of the Loan.

11.4    Party B is entitled to request Party A to provide the relevant documents required for the review for the granting of the Loan. Party B shall keep confidential the materials, documents and information about Party A provided by the latter with the exception of those enquired about or disclosed pursuant to laws and regulations.

Article 12    Default Liabilities

12.1    After this Contract takes effect, Party A and Party B shall perform the obligations stipulated in this Contract, either party not performing or not fully performing the obligations stipulated in this Contract shall bear the corresponding default liabilities.

12.2    In the event that Party A does not withdraw the loan on the Date of Drawdown stipulated in this Contract without Party B’s written consent, Party B is entitled to calculate and collect a penalty at the interest rate stipulated in this Contract for the actual number of days of delay.

12.3    In the event that Party B has not granted loans in accordance with the stipulations of this Contract, Party A is entitled to demand Party B to pay a penalty at the interest rate stipulated in this Contract for the actual number of days of delay.

12.4    If any of the following events occurs, Party B is entitled to stop or terminate the granting of any sums not yet withdrawn under this Contract, and to demand Party A to immediately repay all the loans already withdrawn, the interest payable and other expenses, and at the same time to take the relevant measures according to the law. The day on which Party B demands Party A to make early repayment of the above sum shall be the day on which the liabilities under this Contract shall become due in advance. Party B is entitled to deduct money directly from any account opened by Party A with Party B and its subsidiaries in order to offset Party A’s liabilities under this Contract:

12.4.1    Party A has not repaid the principal and interest of the Loan under this Contract as scheduled;

12.4.2    Party A has not executed any one of the obligations stipulated in this Contract;

12.4.3    The relevant proof and documents related to the Loan submitted by Party A to Party B and the declarations and warranties of Article 9 of this Contract are proved to be untrue, inaccurate, incomplete or intentionally misleading.

12.4.4    Party A stops repaying its liabilities due, or it cannot or indicates that it cannot repay the liabilities;

12.4.5    Party A experiences stoppage of operation, suspension of business, being declared bankrupt, dissolution, business licence being cancelled, being revoked, or there is any litigation, arbitration, criminal or administrative punishment that has an adverse impact on Party A’s operation or financial conditions;

12.4.6    There are changes in Party A’s industrial and commercial registration items such as the residence, business scope, or legal representative or events such as the making of substantial investments, such that Party B’s realization of liabilities is seriously affected or under threat;

12.4.7    Party A experiences substantial financial loss, loss of assets or its provision of guarantees to other parties results in loss of assets, or other financial risks;

12.4.8    There are substantial risks in the operation or financial aspects of Party

A’s controlling shareholders and other associated companies, or there are substantial connected transactions among Party A, its controlling shareholders and other associated companies, affecting Party A’s normal operations;

12.4.9    Party A has not handled the relevant work of settlement and deposit with Party B as stipulated;

12.4.10    Party A makes unauthorized changes in the purpose of the Loan;

12.4.11    Party A’s senior management are suspected of substantial corruption, bribery, abuse of power or illegal operation cases;

12.4.12    Party A defaults on its debts due to other creditors;

12.4.13    Party A’s guarantor is in breach of the stipulations of the guarantee agreement or default events under the guarantee agreement have occurred;

12.4.14    Other matters of Party A imposing a risk upon or damaging or possibly imposing a risk upon or damaging Party B’s interest.

12.5    Regarding the principal that Party A fails to repay in accordance to this Contract, Party B is entitled not only to exercise the rights stipulated in Clause 12.4 of this Article, but also to calculate and collect interest at the then applicable interest rate of this Contract plus 50% of the interest rate as the interest penalty.

12.6    Regarding the interest that Party A cannot pay as scheduled, Party B is entitled to calculate and collect compound interest at the interest rate of the interest penalty stipulated in Clause 12.5 of this Article for the actual number of days outstanding.

12.7    Regarding those loans that Party A has not employed for the purposes stipulated in this Contract, Party B is entitled not only to exercise the rights stipulated in Clause 12.4 of this Article, but also to calculate and collect interest at the applicable interest rate of this Contract plus 100% of the interest rate as the interest penalty on the portion misappropriated for the number of days of use in breach starting from the day on which the misappropriation occurred.

12.8    In the event that Party A makes an early repayment, Party B is entitled to charge a default penalty at a rate of 20% on a lump sum basis on the amount repaid early, the remaining period of the loan, and the interest rate stipulated in this Contract starting from the day on which Party A repaid early. The penalty calculation formula is: Penalty = Total Amount of Early Payment x Remaining Period of the Loan (in years) x Interest Rate stipulated in this Contract x

Default Penalty Rate.

12.9    All expenses incurred by Party B for the realization of liabilities (including but not limited to litigation costs, travel expenses, legal fees (within     /    % of the total amount of liabilities), custody fees for properties, certification fees, translation fees, appraisal and auction fees) shall be borne by Party A.

Article 13    Continuity of Obligations

13.1    All the obligations of Party A under this Contract shall have continuity, and shall be fully binding on its successors, administrators, transferees and the entities subsequent to its merger and acquisition, reorganization, or change in name, and shall not be affected by any dispute, claims, legal procedures, and any instruction from its parent and holding companies, and any contracts, documents signed by the creditor of the main contract and any physical person or legal person, and shall not be changed due to the bankruptcy or insolvency of the creditor of the main contract, loss of company status, amendments of Article of Association or occurrence of any changes of a fundamental nature.

Article 14    Other Agreed Matters

        Party A warrants that it shall not invest any bank credit funds into the stock or property market illegally through its bank account, or the bank accounts of any other third parties; otherwise, it shall bear any resulting losses to Party B.

If the stipulations of this Article contradict other provisions of this Contract, the stipulations of this Article shall prevail.

Article 15    Applicable Law

15.1    The laws of the People’s Republic of China are applicable to this Contract.

Article 16    Dispute Resolution

16.1    Where a dispute arises out of and is related to this Contract, Party A and Party B shall resolve it by negotiation; if the negotiation fails, both Parties agree to adopt method (2) below to resolve it:

(1)    To file for arbitration with     /     Arbitration Commission.

(2)    To take out a law suit in the People’s Court in the place of residence of Party B or apply for compulsory enforcement.

Article 17    Accumulation of Party B’s Rights

17.1    Party B’s rights under this Contract are accumulative in nature, and do not affect or repel any rights that Party B can enjoy from Party A pursuant to the law and other contracts. Unless Party B expresses otherwise in writing, Party B’s non-exercising, partial exercising and / or delay in exercising of any of its rights shall not constitute a renunciation or partial renunciation of those rights, nor will it affect, prevent or hinder Party B’s continuous exercising of such rights or its exercising of any other rights.

Article 18    Contract Validity, Amendment and Cancellation

18.1    This Contract shall take effect after the legal representative or authorized agent of Party A and the legal representative or person in charge or authorized agent of Party B have signed (affixing signatures or affixing additional personal seals) and sealed with company seals or special contract seals.

18.2    Once this Contract takes effect, unless there are stipulations in this Contract to the contrary, neither Party A nor Party B shall make unauthorized amendments or cancel this Contract. When amendments or cancellation of this Contract are required, a written agreement must be reached unanimously by both Parties after negotiation.

18.3    After this Contract takes effect, Party A’s consent is not required if Party B transfers the entirety or some of the liabilities under this Contract to a third party, but it should notify Party A in writing.

18.4    After this Contract takes effect, if Party A transfer the entirety or some of the liabilities under this Contract to a third party, it shall provide written documents stating that the guarantor agrees to the transfer and continues to undertake the guarantee responsibilities, or it shall provide a new guarantee, and obtain Party B’s written consent.

Article 19    Miscellaneous

19.1    For any matters not covered in this Contract, Party A and Party B may reach another written agreement as an appendix to this Contract. Any appendix, amendment or supplement shall constitute an integral part of this Contract, and shall have the same legal force as this Contract.

19.2    If an article of this Contract or a portion of an article are considered void, the void article or void portion shall not affect the validity of this Contract and other articles of this Contract or the other content of that article.

19.3    Any notices, requests or other communication that Party B gives to Party A with respect to this Contract, including but not limited to documents such as telexes, telegrams and faxes shall be deemed as having been delivered to Party A once they are sent; and letters by post shall be deemed as having been delivered to Party A on the third day after posting by registered mail.

19.4    This Contract is in duplicate. Party A holds one copy, Party B holds one copy, and the relevant authorities hold     /     copy.

19.5    Party B has employed reasonable methods to request Party A to pay attention to those provisions which waive or restrict the former’s responsibilities under this Contract, and has given sufficient illustration of the relevant provisions upon Party A’s request; there is no discrepancy in the understanding of the contents of any provisions of this Contract between Party A and Party B.

Party A (company seal or special	Party B (company seal or special

contract seal)	contract seal)

Legal representative	Legal representative

(or Authorized Person)	(or Authorized Person)

[signed, illegible] [sealed] NeoPhotonics China Co. Ltd.	[signature stamp, illegible] [sealed] CITIC Bank Ltd., Shenzhen Branch Corporate Credit Dept., Special Contract Seal

[upside-down stamp]

Computer stamp [name, illegible]